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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PacificAmerica Money Center, Inc.
Woodland Hills, California

     We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of our reports dated March 21, 1997, relating to the consolidated financial statements and schedules of PacificAmerica Money Center, Inc. and Subsidiaries (formerly Presidential Mortgage Company, a California limited partnership), for the years ended December 31, 1996 and 1995 appearing in the Company's Pre-Effective Amendment No. 1 to Form S-3 Registration Statement.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP

Los Angeles, California
May 2, 1997